UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

GLADSTONE CAPITAL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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GLADSTONE CAPITAL CORPORATION

1521 Westbranch Drive, Suite 100, McLean, Virginia 22102

SUPPLEMENT DATED DECEMBER 13, 2017

TO THE PROXY STATEMENT DATED DECEMBER 8, 2017

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON FEBRUARY 8, 2018

On December 8, 2017, Gladstone Capital Corporation (the “Company”) filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission, which was recently distributed in connection with the Company’s Annual Meeting of Stockholders to be held on February 8, 2018 (the “Annual Meeting”).

The Company is providing this supplement solely to correct an inadvertent printer error in the Proxy Statement related to the positioning of the biographical information for director nominees Caren D. Merrick and Terry Lee Brubaker. This supplement corrects the position of the biographical information for Ms. Merrick and Mr. Brubaker to clarify the application of such biographical information. There is no change to the content of the director nominees’ biographical information. Except as described below, this supplement does not modify, amend, supplement or otherwise affect the Proxy Statement, the proposals to be acted on at the Annual Meeting or the recommendations of the Board of Directors of the Company in relation thereto. This supplement should be read in conjunction with the Proxy Statement. From and after the date of this supplement, any references to the Proxy Statement are to the Proxy Statement as supplemented hereby.

If you have already voted, you do not need to vote again unless you would like to change or revoke your prior vote on any proposal. If you would like to change or revoke your prior vote on any proposal, please refer to the Proxy Statement for instructions on how to do so. If you have not yet voted, please do so as soon as possible either by signing, dating and returning the proxy card you received with the Proxy Statement, by phone, or via the Internet using the voting instructions indicated on the proxy card you received with the Proxy Statement.

AMENDMENT TO PROXY STATEMENT

The section of the Proxy Statement under the heading Proposal 1 Election of Directors – Nominees for a Three-Year Term to Expire at the 2021 Annual Meeting of Stockholders, appearing on pages 9 and 10 of the Proxy Statement, is amended and restated in its entirety with the section set forth below.

Nominees for a Three-Year Term to Expire at the 2021 Annual Meeting of Stockholders

Name, Address, and Age	Position(s) Held With Company	Term of Office and Length of Time Served	Principal Occupation(s) During the Past Five Years	Other Directorships Held by Director During the Past Five Years
Disinterested Directors
Walter H. Wilkinson, Jr. (71) Gladstone Capital Corporation 1521 Westbranch Drive Suite 100 McLean, Virginia 22102	Director	Term expires at 2018 annual meeting. Director since October 2014.	Founder and General Partner of Kitty Hawk Capital, a venture capital firm, since 1980. Board member of RF Micro Devices from 1992, serving as its chairman from July 2008 until January 2015 when it merged to form QORVO,	Gladstone Commercial Corporation; Gladstone Land Corporation; Gladstone Investment Corporation; RF Micro Devices; QORVO, Inc.

Inc. Board member of QORVO, Inc. since January 2015. Former board member of the N.C. State University Foundation from June 2007 until 2015. Former board member of the Carolinas Chapter of the National Association of Corporate Directors from July 2012 until December 2015 and Chairman of the Board of Directors from July 2012 until August 2014.

Caren D. Merrick (57) Gladstone Capital Corporation 1521 Westbranch Drive Suite 100 McLean, Virginia 22102	Director	Term expires at 2018 annual meeting. Director since November 2014.	Founder and CEO of Caren Merrick & Co., an advisory firm on growth strategies, Former Founder and Chief Executive Officer of Pocket Mentor, a mobile application and digital publishing company focused on leadership development and career advancement, from 2014 until 2017. Partner with Bibury Partners, an investment and advisory firm that focuses on enterprise and consumer technology sectors since 2004. Board member of the Metropolitan Washington Airports Authority since 2012 and WashingtonFirst Bankshares, Inc. since May 2015, where she chairs the Technology Committee.	Gladstone Commercial Corporation; Gladstone Land Corporation; Gladstone Investment Corporation; Washington First Bankshares, Inc.

Name, Address, and Age	Position(s) Held With Company	Term of Office and Length of Time Served	Principal Occupation(s) During the Past Five Years	Other Directorships Held by Director During the Past Five Years
Interested Director
Terry Lee Brubaker (74)* Gladstone Capital Corporation 1521 Westbranch Drive Suite 100 McLean, Virginia 22102	Vice Chairman, Chief Operating Officer and Assistant Secretary	Term expires at 2018 annual meeting. Director since our inception in 2001.	Vice Chairman since 2004. Our Chief Operating Officer since our inception in 2001 until 2004 and of Gladstone Investment Corporation and Gladstone Commercial Corporation since 2005 and 2003, respectively, and Secretary of Gladstone Investment Corporation and Gladstone Capital Corporation until October 2012. Vice Chairman of Gladstone Investment Corporation and Gladstone Commercial Corporation since 2005 and 2004, respectively. Vice Chairman, and Chief Operating Officer and a director of our Adviser since 2006 and Secretary of our Adviser from 2006 until February 2011. Vice Chairman and Chief Operating Officer of Gladstone Land Corporation since April 2007.	Gladstone Commercial Corporation; Gladstone Land Corporation; Gladstone Investment Corporation